Exhibit 10.5.4

OPTIONAL CONVERSION NOTICE

To:           OxySure Systems, Inc. (“Obligor”)
Date:        December 31, 2012

The undersigned, JTR Investments, Limited ("Holder") holder of that certain convertible senior note with an outstanding amount of $1,018,656 and dated December 31,2008, as amended (“Senior Note”), and the holder of that certain subordinated convertible note in the amount of $250,000 and dated March 1, 2008 (“Second Note”) (Senior Note and Second Note, collectively, the “Notes”), hereby irrevocably exercises the option to convert all of the Principal Amount and accrued but unpaid interest (if applicable) outstanding under the Notes into the Conversion Shares at a conversion price of $1.50 per share, in accordance with the terms of the Notes, with an effective date of 12/31/2012. A certificate(s) representing the 845,771 Conversion Shares issuable and deliverable upon this conversion will be issued and delivered to the registered Holder of the Notes unless a different name is provided by the Holder to Obligor in writing. Capitalized terms used in this Conversion Notice and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Notes.

Signed:   /s/ Julian T. Ross
Julian T. Ross, President
JTR Management, LLC, General Partner
JTR Investments, Limited